Exhibit 23.3

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report titled “Preston Pipe & Tube Report,” published in October 2018.

Preston Publishing Co.

/s/ Richard W. Preckel
Name:	Richard W. Preckel
Title:	Partner

November 19, 2018